Exhibit 5.1

March 9, 2026

REalloys, Inc.

7280 W. Palmetto Park Rd., Suite 302N

Boca Raton, FL 33433

Re:	REalloys Inc.

Registration Statement on Form S-3 (Registration No. 333-284626 and Registration No. 333-294073)

Ladies and Gentlemen:

We have acted as counsel to REalloys Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated March 5, 2026 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3 (Registration No. 333-284626), initially filed by the Company with the Commission on January 31, 2025, as thereafter amended or supplemented, declared effective on February 10, 2025, and the registration statement on Form S-3 (Registration No. 333-294073) filed by the Company under Rule 462(b) of the Securities Act with the Commission on March 5, 2026 (collectively, the “Registration Statement”).

We also have acted as counsel to the Company in connection with an offering of 2,702,702 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that may be issued and sold under that certain Underwriting Agreement executed by the Company and Clear Street LLC, as representative of the several underwriters on March 5, 2026 (the “Underwriting Agreement”). The Prospectus Supplement relates to the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement and the base prospectus, dated February 10, 2025, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), (v) the Underwriting Agreement (the “Underwriting Agreement”), (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

Haynes and Boone, LLP	30 Rockefeller Plaza | 26th Floor | New York, NY 10112 T: 212.659.7300 | haynesboone.com

REalloys Inc.

March 9, 2026

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Nevada, as currently in effect.

In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (ii) the Prospectus will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iii) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, and (iv) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Underwriting Agreement approved by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP